NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTEREST GRANTED TO STEEL CITY CAPITAL FUNDING LLC PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY STEEL CITY CAPITAL FUNDING LLC HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF AUGUST 24, 2007 (THE "INTERCREDITOR AGREEMENT"), AMONG PNC BANK, NATIONAL ASSOCIATION AND STEEL CITY CAPITAL FUNDING LLC; AND EACH HOLDER OF THE OBLIGATIONS HEREUNDER, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

                          GUARANTOR SECURITY AGREEMENT

      This Security Agreement (this "Agreement") is dated as of August 24, 2007 between STEEL CITY CAPITAL FUNDING LLC , having an office at 1600 Market Street, 31st Floor, Philadelphia, PA 19103 ("Secured Party") and AIR INDUSTRIES GROUP, INC. (f/k/a Gales Industries Incorporated), a Delaware corporation, having its principal place of business at 1479 Clinton Avenue, Bay Shore, NY 11706 ("Company").

                                   BACKGROUND

      AIR INDUSTRIES MACHINING, CORP., a corporation organized under the laws of the State of New York ("Air"), SIGMA METALS, INC., a corporation organized under the laws of the State of New York ("Sigma"), WELDING METALLURGY, INC., as successor by merger with WMS Merger Corp., a corporation organized under the laws of the State of New York ("WMI"; and together with Air and Sigma, each a "Borrower" and collectively, the "Borrowers"), and Secured Party are parties to that certain Term Loan and Security Agreement dated as of even date herewith (as amended, supplemented, restated or modified from time to time, the "Loan Agreement"). Pursuant to the terms of the Loan Agreement, Secured Party has agreed to make certain extensions of credit available to the Borrowers. Secured Party is willing to make such extensions of credit available to the Borrowers only upon the condition, among others, that the Company execute and deliver its Guaranty of the obligations of Borrowers to Secured Party and that the Company secure its Guaranty by executing and delivering this Agreement to Secured Party.

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

      1. A. General Definitions. When used in this Agreement, the following terms shall have the following meanings:

      "Collateral" shall mean and include:

      (a) all Receivables;

      (b) all Equipment;

      (c) all General Intangibles;

      (d) all Inventory;

      (e) all Investment Property;

      (f) all Real Property;

      (g) all Subsidiary Stock;

      (h) the Leasehold Interests;

      (i) all of Company's right, title and interest in and to, whether now owned or hereafter acquired and wherever located, (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Company's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Company from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of Company's contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by Company, all real and personal property of third parties in which Company has been granted a lien or security interest as security for the payment or enforcement of Receivables; (viii) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all supporting obligations; and (x) any other goods, personal property or real property now owned or hereafter acquired in which Company has expressly granted a security interest or may in the future grant a security interest to Secured Party hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Secured Party and Company;

      (j) all of Company's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Company or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g), (h) or (i) of this Paragraph; and

      (k) all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h),
(i) and (j) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

      "Company" shall have the meaning set forth in the introductory paragraph hereof and shall extend to all permitted successors and assigns.

      "Customer" means and includes the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Company, pursuant to which Company is to deliver any personal property or perform any services.

      "Default" means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

      "Environmental Complaint" means any notice of violation, request for information or notification that Company is potentially responsible for investigation or cleanup of environmental conditions on its property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of any environmental laws affecting its property or Company's interest therein.

      "Equipment" shall mean and include all of Company's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

      "Event of Default" means the occurrence of any of the events set forth in
Section 12.

      "GAAP" means generally accepted accounting principles, practices and procedures in effect from time to time.

      "General Intangibles" shall mean and include all of Company's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Company to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

      "Guaranty" means the Guaranty and Suretyship Agreement dated as of the date hereof which is executed by the Company in favor of Secured Party, as amended, modified, supplemented or restated from time to time.

      "Hazardous Discharge" means any release or threat of release of a reportable quantity of any hazardous substances on Company's property.

      "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of July ___, 2007 among PNC Bank, National Association and Secured Party, as amended, modified, supplemented or restated from time to time.

      "Inventory" shall mean and include all of Company's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Company's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

      "Investment Property" means shall have the meaning set forth in the UCC, and shall mean and include all of Company's now owned or hereafter acquired securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity and futures contracts and commodity and futures accounts.

      "Leasehold Interests" shall mean all of Company's right, title and interest in and to the premises set forth on Schedule 1(A) attached hereto.

      "Loans" means all extensions of credit under the Loan Agreement.

      "Loan Agreement" shall have the meaning set forth in the Background paragraph hereof.

      "Obligations" means and includes all Loans and obligations of the Company to Secured Party under the Guaranty, all advances, debts, liabilities, obligations, covenants and duties owing by Company to Secured Party (or any corporation that directly or indirectly controls or is controlled by or is under common control with Secured Party) of every kind and description (whether or not evidenced by the Guaranty, any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including, without limitation, any debt, liability or obligation owing from Company to others which Secured Party may have obtained by assignment or otherwise and further including, without limitation, all payments Company is required to make by law or otherwise arising under or as a result of this Agreement, together with all reasonable expenses and reasonable attorneys' fees chargeable to Company's account or incurred by Secured Party in connection with Company's account whether provided for herein or in any other agreement, instrument or document executed by or on behalf of the Company or delivered to Secured Party relating to this Agreement or the transactions contemplated hereby.

      "Permitted Liens" means (i) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (ii) liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (a) not overdue or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Company in conformity with GAAP, (iii) liens in favor of Secured Party, (iv) liens for taxes (a) not yet due or (b) being diligently contested in good faith, provided that adequate reserves with respect thereto are maintained on the books of Company in conformity with GAAP, provided, that, the lien shall have no effect on the priority of the liens in favor of Secured Party or the value of the assets in which Secured Party has such a lien and a stay of enforcement of any such lien shall be in effect and (v) liens specified on Schedule 1(B) hereto.

      "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

      "Real Property" shall mean all of Company's right, title and interest in and to the owned and leased premises identified on Schedule 1(C) hereto.

      "Receivables" shall mean and include, as to Company, all of Company's accounts, contract rights, instruments (including those evidencing indebtedness owed to Company by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to Company arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Secured Party hereunder.

      "Secured Party" shall have the meaning set forth in the introductory paragraph hereof and shall include its successors and assigns.

      "Subsidiary" of any Person means a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

      "Subsidiary Stock" shall mean all of the issued and outstanding equity interests of any Subsidiary owned by the Company (not to exceed 65% of the equity interests of any foreign Subsidiary).

      "UCC" means the Uniform Commercial Code as adopted in the State of New York as amended or revised from time to time, and any successor statute.

      B. Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

      C. Other Terms. All other terms used in this Agreement and defined in the UCC shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

      2. Security Interest.

            (a) Subject to the terms and provisions of the Intercreditor Agreement, to secure the prompt payment and performance to Secured Party of the Obligations, Company hereby assigns, pledges and grants to Secured Party a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Company shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Secured Party's security interest and shall cause its financial statements to reflect such security interest. Company shall promptly provide Secured Party with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, Company shall be deemed to hereby grant to Secured Party a security interest and lien in and to such commercial tort claims and all proceeds thereof.

            (b) Company shall take all action that may be necessary or desirable, or that Secured Party may request, so as at all times to maintain the validity, perfection, enforceability and priority of Secured Party's security interest in the Collateral or to enable Secured Party to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all liens other than Permitted Encumbrances,
(ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Secured Party, endorsed or accompanied by such instruments of assignment as Secured Party may specify, and stamping or marking, in such manner as Secured Party may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Secured Party, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Secured Party, relating to the creation, validity, perfection, maintenance or continuation of Secured Party's security interest under the Uniform Commercial Code or other applicable law. Secured Party is hereby authorized to file financing statements signed by Secured Party instead of Company in accordance with the UCC. By its signature hereto, Company hereby authorizes Secured Party to file against Company, one or more financing continuation or amendment statements pursuant to the UCC in form and substance satisfactory to Secured Party (which statements may have a description of collateral which is broader than that set forth herein). All charges, expenses and fees Secured Party may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid to Secured Party immediately upon demand.

      3. Representations Concerning the Collateral. Company represents and warrants:

            (a) the Collateral (i) is owned solely by Company free and clear of all claims, liens, security interests and encumbrances (including without limitation any claims of infringement) except (A) those in Secured Party's favor and (B) Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a security interest or requiring notice of or consent to the granting of a security interest;

            (b) (i) all Receivables (x) represent complete bona fide transactions with Customers in the ordinary course of the Company's business which require no further act under any circumstances on Company's part to make such Receivables payable by the Customers, (y) to the best of Company's knowledge, are not subject to any present, future or contingent offsets, disputes or counterclaims, and (z) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of Company, (ii) to the best of the Company's knowledge, there are no facts, events or occurrences which in any way impair the validity of any Receivable or enforcement thereof or tend to reduce the amount payable under any Receivables and (iii) the Company has no knowledge that any Customer is unable generally to pay its debts as they become due.

            (c) all Inventory is of good and merchantable quality, free from any defects. No Inventory is subject to any licensing, patent, royalty, trademark, tradename or copyright agreements with any third parties. The completion of manufacture, sale or other disposition of Inventory by Secured Party following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the Company is a party or to which such property is subject.

      4. Covenants Concerning the Collateral. Company covenants that from and after the date of this Agreement and until the Obligations are paid in full in cash it shall:

            (a) not dispose of any of the Collateral whether by sale, lease or otherwise except for (i) the sale of Inventory in the ordinary course of business and (ii) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $100,000 and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Secured Party's first priority security interest or (y) the proceeds of which are remitted to Secured Party in reduction of the Obligations;

            (b) not encumber, mortgage, pledge, assign or grant any security interest in any Collateral or any of Company's other assets to anyone other than Secured Party, except for Permitted Liens;

            (c) place notations upon Company's books of account and any financial statement prepared by Company to disclose Secured Party's security interest in the Collateral;

            (d) defend the Collateral against the claims and demands of all parties.

            (e) keep and maintain the Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. Company shall not permit any such items to become a fixture to real estate or accessions to other personal property;

            (f) not extend the payment terms of any Receivable without prompt notice thereof to Secured Party; and

            (g) perform all other steps requested by Secured Party to create and maintain in Secured Party's favor a valid perfected first priority security interest in all Collateral.

      5. Collection and Maintenance of Collateral and Records. Company shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral including, without limitation, a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Secured Party may at any time verify Company's Receivables utilizing an audit control company or any other agent of Secured Party. Secured Party or Secured Party's designee may notify Customers at any time, at Secured Party's sole discretion, of Secured Party's security interest in Receivables (contracts, instruments, or chattel paper as the case may be), collect them directly from the Customers or parties to contracts, instruments and chattel paper and charge the collection costs and expenses to Company's account, but, unless and until Secured Party does so or gives Company other instructions, Company shall collect all Receivables for Secured Party, receive all payments thereon for Secured Party's benefit in trust as Secured Party's trustee and immediately deliver them to Secured Party in their original form with all necessary endorsements or, as directed by Secured Party, deposit such payments as directed by Secured Party. Company shall provide Secured Party, as requested by Secured Party, such schedules, documents and/or information regarding the Collateral as Secured Party may require.

      6. Inspections. At all times during normal business hours, Secured Party shall have the right to (a) visit and inspect Company's properties and the Collateral, (b) inspect, audit and make extracts from Company's relevant books and records, including, but not limited to, management letters prepared by independent accountants and (c) discuss with Company's principal officers and independent accountants, Company's business, assets, liabilities, financial condition, results of operations and business prospects, and Company shall furnish all such assistance and information as Secured Party may require in connection therewith. Company will deliver to Secured Party any instrument necessary for Secured Party to obtain records from any service bureau maintaining records for Company.

      7. Additional Representations, Warranties and Covenants. Company represents, warrants, and covenants that:

            (a) Company is a corporation duly organized and validly existing under the laws of the State of Delaware and duly qualified and in good standing in every other state or jurisdiction in which the nature of Company's business or the ownership of its assets requires such qualification.

            (b) the execution, delivery and performance of this Agreement (i) has been duly authorized, (ii) is not in contravention of Company's certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which Company is a party or by which Company is bound and (iii) is within Company's corporate powers.

            (c) this Agreement is Company's legal, valid and binding obligation, enforceable in accordance with its terms.

            (d) it keeps and will continue to keep all of its books and records concerning the Collateral at Company's chief executive offices located at the address set forth in the introductory paragraph of this Agreement and will not move such books and records without giving Secured Party at least thirty (30) days prior written notice and taking all actions deemed by the Secured Party necessary to continuously protect and perfect Secured Party's liens upon the Collateral; and the Collateral is not stored or located at any locations other than as set forth on Schedule 7(d).

            (e) (i) the operation of Company's business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, including but not limited to all applicable environmental laws and regulations;

                  (ii) Company will establish and maintain a system to assure and monitor continued compliance with all applicable environmental laws, which system shall include periodic reviews of such compliance;

                  (iii) Company shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any lien, charge, claim or encumbrance;

                  (iv) Company shall defend and indemnify the Secured Party and hold the Secured Party harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by the Secured Party under or on account of any environmental laws;

            (f) there is no pending or threatened litigation, actions or proceeding which involve the possibility of materially and adversely affecting the Company's business, assets, operations, condition or prospects, financial or otherwise, or the Collateral or the ability of Company to perform this Agreement;

            (g) it will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon it unless same are not delinquent or same constitute Permitted Liens;

            (h) it will promptly inform Secured Party in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of Company's properties, assets or business, which might singly or in the aggregate, have a materially adverse effect on Company; (ii) any amendment of Company's certificate of incorporation or by-laws; (iii) any change in Company's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects which has had or might have a materially adverse effect on Company; (iv) any Event of Default or Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which Company is a party or by which Company or any of Company's properties may be bound which would have a material adverse effect on Company's business, operations, property or condition (financial or otherwise) or the Collateral; (vi) any change in the location of Company's executive offices;
(vii) any change in the location of Company's Inventory or Equipment from the locations listed on Schedule 7(d) attached hereto, (viii) any additional licenses, patents, copyrights, trademarks, tradenames or corporate names; (ix) any material delay in Company's performance of any of its obligations to any Customer and of any assertion of any material claims, offsets or counterclaims by any Customer and of any allowances, credits and/or other monies granted by it to any Customer; (x) any material adverse information obtained by Company relating to the financial condition of any Customer; and (xi) any material return of goods;

            (i) it will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At it's own cost and expense in amounts and with carriers acceptable to Secured Party, it shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Company's including, without limitation, public and product liability insurance, worker's compensation, insurance against larceny, embezzlement or other criminal misappropriation of insured's officers and employees and business interruption insurance; and (ii) furnish Secured Party with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, and (y) appropriate loss payable endorsements in form and substance satisfactory to Secured Party, naming Secured Party as loss payee and providing that as to Secured Party the insurance coverage shall not be impaired or invalidated by any act or neglect of Company and the insurer will provide Secured Party with at least thirty (30) days notice prior to cancellation. Company shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Secured Party and not to Company and Secured Party jointly. If any insurance losses are paid by check, draft or other instrument payable to Company and Secured Party jointly, Secured Party may endorse Company's name thereon and do such other things as Secured Party may deem advisable to reduce the same to cash. Secured Party is hereby authorized to adjust and compromise claims. All loss recoveries received by Secured Party upon any such insurance may be applied to the Obligations, in such order as Secured Party in its sole discretion shall determine. Any surplus shall be paid by Secured Party to Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Company to Secured Party, on demand;

            (j) any time and from time to time, upon the written request of Secured Party and at the sole expense of Company, Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Secured Party may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted;

            (k) it will not (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than Company's indebtedness to Secured Party and as set forth on Schedule 7(k) attached hereto and made a part hereof; (ii) declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Company or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock of Company; (iii) directly or indirectly, prepay any indebtedness (other than to Secured Party), or repurchase, redeem, retire or otherwise acquire any indebtedness of Company;
(iv) make advances, loans or extensions of credit to any Person; (v) become either directly or contingently liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise; (vi) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it; (vii) form any Subsidiary or enter into any partnership, joint venture or similar arrangement; (viii) materially change the nature of the business in which it is presently engaged;
(ix) enter into any transaction with any Affiliate, except in ordinary course on arms-length terms; or (xi) bill Receivables under any name except the present name of the Company.

      8. Power of Attorney. Company hereby irrevocably appoints Secured Party or any other Person whom Secured Party may designate as Company's attorney-in-fact, with full power and authority in place and stead of Company and in the name of Company or in its own name to: (i) endorse Company's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Secured Party's possession; (ii) sign Company's name on any invoice or bill of lading relating to any Receivables, drafts against customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from Customers;
(iii) verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with Customers; (iv) execute customs declarations and such other documents as may be required to clear Inventory through United States Customs; (v) do all things necessary to carry out this Agreement and all related documents; (vi) continue any insurance existing pursuant to the terms of this Agreement and pay all or any part of the premium therefor and the cost thereof; and (vii) on or after the occurrence of an Event of Default, notify the post office authorities to change the address for delivery of Company's mail to an address designated by Secured Party, and to receive, open and dispose of all mail addressed to Company. Company hereby ratifies and approves all acts of the attorney. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Neither Secured Party nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Receivable which is assigned to Secured Party or in which Secured Party has a security interest remains unpaid and until the Obligations are paid in full in cash.

      9. Expenses. Company shall pay all of Secured Party's out-of-pocket costs and expenses, including without limitation fees and disbursements of counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement. Company shall also pay all of Secured Party's out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement, (b) Secured Party's obtaining performance of the Company's obligations under this Agreement, including, but not limited to, the enforcement or defense of Secured Party's security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral and (d) any consultations in connection with any of the foregoing. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Company to Secured Party shall be payable on demand and shall be secured by the Collateral.

      10. Assignment By Secured Party. Secured Party may assign any or all of the Obligations together with any or all of the security therefor and any transferee shall succeed to all of Secured Party's rights with respect thereto. Upon such transfer, Secured Party shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee.

      11. Waivers. The Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable.

      12. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

            (a) the occurrence of a Default or Event of Default under the Loan Agreement.

            (b) failure by the Company to make payment of any of its Obligations when required hereunder.

            (c) failure to perform under and/or committing any breach of this Agreement or the Guaranty or any other agreement between Company and Secured Party.

            (d) a default by Company in the payment, when due, of any principal of or interest on any indebtedness for money borrowed.

            (e) occurrence of a default under any agreement to which Company is a party with third parties which has a material adverse affect upon Company's business, operations, property or condition (financial or otherwise) including all leases for any premises where Inventory or Equipment is located.

            (f) any representation, warranty or statement made by Company hereunder, in the Guaranty, or in any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should at any time be false or misleading in any material respect.

            (g) an attachment or levy is made upon a material portion of Company's assets, or any judgment or judgments are rendered against Company for an aggregate amount in excess of $250,000 which (i) is/are not contested in good faith by the Company, (ii) the Company does not establish reserves with regard thereto in an amount reasonably satisfactory to Secured Party, unless any such judgment is fully covered by insurance and evidence thereof acceptable to Secured Party in it sole discretion is provided to Secured Party, and (iii) the enforcement of such judgment or judgments is/are not continuously stayed, satisfied or discharged of record within forty (40) days of such rendering.

            (h) any lien created hereunder for any reason ceases to be or is not a valid and perfected lien having a first priority interest.

            (i) if Company shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(vii) take any action for the purpose of effecting any of the foregoing.

            (j) Company shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business.

            (k) Secured Party shall in good faith deem itself insecure or unsafe or shall fear diminution in value, removal or waste of the Collateral.

            (l) if the Company attempts to terminate, challenges the validity of, or challenges its liability under, the Guaranty.

      13. Remedies. Upon the occurrence and during the continuation of any Event of Default, Secured Party shall have the right to demand repayment in full of all Obligations, whether or not otherwise due (in such case Secured Party may deposit any and all such amounts realized in a cash collateral deposit account to be maintained as security for the Obligations). Until all Obligations have been fully satisfied in cash, Secured Party shall retain its security interest in all Collateral. Secured Party shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the UCC and under other applicable law, and all other legal and equitable rights to which Secured Party may be entitled, including without limitation, the right to take immediate possession of the Collateral and to require Company to assemble the Collateral, at Company's expense, and to make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to both parties and to enter any of the premises of Company or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of Company, Company agrees not to charge Secured Party for storage thereof). Further, Secured Party may, at any time or times after a Default, sell and deliver all Collateral held by or for Secured Party in one or more parcels at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Secured Party, in Secured Party's sole discretion, deems advisable or Secured Party may otherwise recover upon the Collateral in any commercially reasonable manner as Secured Party, in its sole discretion, deems advisable. Except as to that part of the Collateral which is perishable or threatens to decline speedily in nature or is of a type customarily sold on a recognized market, the requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Company at Company's address as shown in Secured Party's records, at least five (5) days before the time of the event of which notice is being given. Secured Party may be the purchaser at any sale, if it is public. Until Secured Party is able to effect a sale, lease, or other disposition of Collateral, Secured Party shall have the right to use or operate Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Secured Party. Secured Party shall have no obligation to Company to maintain or preserve the rights of Company as against third parties with respect to Collateral while Collateral is in the possession of Secured Party. Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Secured Party's remedies with respect to such appointment without prior notice or hearing. In connection with the exercise of the foregoing remedies, Secured Party is granted permission to use all of Company's (a) trademarks, tradenames, tradestyles, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with Inventory for the purpose of disposing of such Inventory and
(b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the costs, expenses and attorneys' fees and expenses incurred by Secured Party for collection and for acquisition, completion, protection, removal, storage, sale and deliver of the Collateral; second, to the payment of the Obligations in such order as Secured Party elects. If any deficiency shall arise, Company shall remain liable to Secured Party therefor.

      14. Waiver; Cumulative Remedies. Failure by Secured Party to exercise any right, remedy or option under this Agreement or any supplement hereto or any other agreement between Company and Secured Party or delay by Secured Party in exercising the same, will not operate as a waiver; no waiver by Secured Party will be effective unless it is in writing and then only to the extent specifically stated. Secured Party's rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which Secured Party may have.

      15. Notices. Any notice or request hereunder may be given to Company or Secured Party at the respective addresses set forth below or as may hereafter be specified in a written notice designated as a change of address under this
Section 15. Any notice or request hereunder shall be given by (a) hand delivery,
(b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or
(c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         If to Secured Party:       Steel City Capital Funding LLC
                                    1600 Market Street, 31st Floor
                                    Philadelphia, Pennsylvania 19103
                                    Attention: Thomas J. Bugieda
                                    Telephone: 215-585-5369
                                    Telecopy:  215-585-4771
         with a copy to:            Hahn & Hessen LLP
                                    488 Madison Avenue
                                    New York, New York  10022
                                    Attention: Steven J. Seif, Esq.
                                    Telephone: 212-478-7370
                                    Telecopy:  212-478-7400

         If to Company:             Air Industries Group, Inc.
                                    1479 North Clinton Avenue
                                    Bay Shore, New York 11706
                                    Attention: Peter Rettaliata
                                    Telephone: 631-968-5000
                                    Telecopy:  631-968-5377

         with a copy to:            Eaton & Van Winkle LLP
                                    3 Park Avenue, 16th floor
                                    New York, New York  10016-2078
                                    Attention: Vincent McGill, Esq.
                                    Telephone: 212-561-3604
                                    Telecopy:  212-779-9928

      16. Governing Law and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SECURED PARTY SHALL HAVE THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER APPLICABLE LAW INCLUDING, BUT NOT LIMITED TO, THE UCC. COMPANY AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE LITIGATED IN THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR, AT SECURED PARTY'S OPTION, IN ANY OTHER COURTS LOCATED IN THE STATE OF NEW YORK OR ELSEWHERE AS SECURED PARTY MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND COMPANY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. COMPANY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON COMPANY MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO COMPANY AT COMPANY'S ADDRESS APPEARING ON SECURED PARTY'S RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN COMPANY AND SECURED PARTY, AND COMPANY WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING INSTITUTED BY SECURED PARTY WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

      17. Limitation of Liability. Company acknowledges and understands that in order to assure repayment of the Obligations, Secured Party may be required to exercise any and all of Secured Party's rights and remedies hereunder and agrees that neither Secured Party nor any of Secured Party's agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

      18. Entire Understanding. This Agreement contains the entire understanding between Company and Secured Party and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by the Company and Secured Party. Neither this Agreement, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

      19. Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

      20. Captions. All captions are and shall be without substantive meaning or content of any kind whatsoever.

      21. Marshaling. Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

      22. Counterparts; Telecopied Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

      23. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                               AIR INDUSTRIES GROUP, INC.

                                               By: /s/ Peter D. Rettaliata
                                                   -----------------------------
                                               Name: Peter D. Rettaliata
                                               Title:President


                                               STEEL CITY CAPITAL FUNDING LLC

                                               By: /s/ Kevin Madigan
                                                   -----------------------------
                                                   Name: Kevin Madigan
                                                   Title: Managing Director